          As Filed With the Securities and Exchange Commission on July 25, 2000

                                                           Registration No. 333-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------

                       NATIONAL COMMERCE BANCORPORATION
            (Exact name of registrant as specified in its charter)


          TENNESSEE                                          62-0784645
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)

   National Commerce Bancorporation
         One Commerce Square                                   38150
          Memphis, Tennessee                                (Zip Code)
(Address of Principal Executive Offices)


                       1993 Incentive Stock Option Plan
               Salem Trust Bank 1986 Incentive Stock Option Plan
         1995 Directors Performance Plan of American Federal Bank, FSB
 1993 Nonstatutory Stock Option Plan for CCB Savings Bank of Lenoir, Inc., SSB
    1993 Nonstatutory Stock Option Plan for Graham Savings Bank, Inc., SSB Security Capital Bancorp Omnibus Stock Ownership and Long Term Incentive Plan
                           Long-Term Incentive Plan
               American Federal Bank, FSB Amended and Restated
                     1988 Stock Option and Incentive Plan
                 Stone Street Bancorp, Inc. Stock Option Plan
                          (Full titles of the plans)

                            Charles A. Neale, Esq.
                      Vice President and General Counsel
                       National Commerce Bancorporation
                              One Commerce Square
                           Memphis, Tennessee 38150
                    (Name and address of agent for service)

                                (901) 523-3371
         (Telephone number, including area code, of agent for service)

                                   Copy to:

                              John A. Good, Esq.
                            Bass, Berry & Sims PLC
                         100 Peabody Place, Suite 950
                               Memphis, TN 38103

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
 Title of securities to                               Proposed maximum     Proposed maximum aggregate
     be registered        Amount to be registered    offering price per         offering price*        Amount of registration fee
                                                           share*
==================================================================================================================================
Common Stock, par value        4,464,000 shares             $17.72                $79,102,080                    $20,882.95
$2.00 per share

* The offering price is estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rule 457(c) and Rule 457(h) and is based upon the average of the high and low prices per share of the Registrant's common stock as reported on the National Market of the Nasdaq Stock Market on July 20, 2000.

                               EXPLANATORY NOTE

     Pursuant to the Agreement and Plan of Merger dated as of March 17, 2000 between National Commerce Bancorporation (the "Registrant") and CCB Financial Corporation ("CCB"), CCB merged with and into the Registrant on July 5, 2000 (the "Effective Date"), and the Registrant continues as the surviving corporation. As a result of the merger, each share of common stock, no par value, of CCB issuable pursuant to the plans listed above (the "Plans") immediately prior to the effective time of the merger was converted into the right to receive a certain number of shares of the Registrant's common stock, $2.00 par value per share (the "Common Stock"), at the effective time of the merger, and the Registrant assumed all outstanding obligations to issue CCB common stock under the Plans.

     The Registrant hereby files this Registration Statement on Form S-8 relating to 4,464,000 shares of Common Stock issuable pursuant to the Plans.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference as of their respective dates:

     a. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     b. All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1999; and

     c. The description of the Common Stock contained in the effective registration statement filed by the Registrant to register such securities under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     An opinion as to the legality of the securities being registered is being provided by Bass, Berry & Sims PLC. Attorneys at Bass, Berry & Sims PLC working on this Registration Statement owned approximately 14,686 shares of the Common Stock as of the date of this Registration Statement.

Item 6.   Indemnification of Directors and Officers.

     The Registrant is a Tennessee corporation. Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act contain detailed provisions on indemnification of directors and officers of a Tennessee corporation.

     The Registrant's restated charter provides that no director of the Registrant shall be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for unlawful distributions under Section 48-18-304 of the Tennessee Business Corporation Act.

     The Registrant's bylaws provide that the Registrant shall indemnify any person who is made a party to a suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he, his testator or intestate is or was a director or officer of the Registrant, against amounts paid in settlement and reasonable expenses including attorneys' fees actually and necessarily incurred as a result of such suit or proceeding or any appeal therein, to the extent permitted by and in the manner provided by the laws of Tennessee. The Registrant shall indemnify any person made or threatened to be made a party to a suit or proceeding other than by or in the right of any company of any type or kind, domestic or foreign, which any director or officer of the Registrant, by reason of the fact that he, his testator or intestate, was a director or officer of the Registrant or served such other company in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such suit or proceeding, or any appeal therein, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the Registrant and, in criminal actions or proceedings, had no reasonable cause to believe that this conduct was unlawful, to the extent permitted by, and in the manner provided by, the laws of Tennessee.

     The directors and officers of the Registrant are covered by an insurance policy indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

Item 7.   Exemption From Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

     See the Index to Exhibits (pages II-7 and II-8) and Item 9 below.

Item 9.   Undertakings.

     A.   The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses
     (i) and (ii) of this paragraph do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on this 20th day of July, 2000.

                              NATIONAL COMMERCE BANCORPORATION


                              By: /s/ Thomas M. Garrott
                                  ----------------------------------------
                                  Thomas M. Garrott
                                  Chairman of the Board


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kathryn L. Shelton and K. Elizabeth Whitehead, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature                                   Title                                   Date
---------                                   -----                                   ----
/s/ Thomas M. Garrott                       Chairman of the Board                   July 20, 2000
--------------------------------------      and Director
Thomas M. Garrott

/s/ Ernest C. Roessler                      President and Chief Executive           July 20, 2000
--------------------------------------      Officer (Principal Executive
Ernest C. Roessler                          Officer) and Director

/s/ Sheldon M. Fox                          Chief Financial Officer (Principal      July 20, 2000
--------------------------------------      Financial Officer)
Sheldon M. Fox

/s/ Mark A. Wendel                          Accounting Officer (Principal           July 20, 2000
--------------------------------------      Accounting Officer)
Mark A. Wendel

--------------------------------------
James B. Brame, Jr.






/s/ Bruce E. Campbell, Jr.                  Director                                July 20, 2000
--------------------------------------
Bruce E. Campbell, Jr.


/s/ John D. Canale, III                     Director                                July 20, 2000
--------------------------------------
John D. Canale, III


/s/ Thomas C. Farnsworth, Jr.               Director                                July 20, 2000
--------------------------------------
Thomas C. Farnsworth, Jr.


/s/ Blake P. Garrett, Jr.                   Director                                July 20, 2000
--------------------------------------
Blake P. Garrett, Jr.


--------------------------------------
R. Lee Jenkins


--------------------------------------
C. Dan Joyner


/s/ W. Neely Mallory, Jr.                   Director                                July 20, 2000
--------------------------------------
W. Neely Mallory, Jr.


/s/ Eugene J. McDonald                      Director                                July 20, 2000
--------------------------------------
Eugene J. McDonald


/s/ James E. McGehee, Jr.                   Director                                July 20, 2000
--------------------------------------
James E. McGehee, Jr.


--------------------------------------
Phillip H. McNeill, Sr.


/s/ George J. Morrow                        Director                                July 20, 2000
--------------------------------------
George J. Morrow


--------------------------------------
Eric B. Munson


/s/ Harry J. Phillips, Sr.                  Director                                July 20, 2000
--------------------------------------
Harry J. Phillips, Sr.


/s/ J. Bradbury Reed                        Director                                July 20, 2000
--------------------------------------
J. Bradbury Reed

                                            Director
--------------------------------------
David E. Shi




--------------------------------------       Director
H. Allen Tate, Jr.


--------------------------------------       Director
Phail Wynn, Jr.

                               INDEX TO EXHIBITS


Exhibit Number                                Description
--------------      ------------------------------------------------------------

      4.1 Amended and Restated Charter of National Commerce Bancorporation (filed as Exhibit 3.1 to the Registrant's Form 8-K filed on July 11, 2000 (File No. 0-6094) and incorporated herein by reference)

      4.2 Bylaws of National Commerce Bancorporation, as amended (filed as Exhibit 3.2 to the Registrant's Form 10-K for the year ended December 31, 1995 (File No. 0-6094) and incorporated herein by reference)

      4.3 1993 Incentive Stock Option Plan (incorporated by reference to Exhibit 28 to CCB's Registration Statement No. 33-61270 on Form S-8)

      4.4 Salem Trust Bank 1986 Incentive Stock Option Plan (incorporated by reference to Exhibit 99 of CCB's Registration Statement No. 333-22031 on Form S-8)

      4.5 1995 Directors Performance Plan of American Federal Bank, FSB (incorporated by reference to Exhibit 99 to CCB's Registration Statement No. 333-34231 on Form S-8)

      4.6 1993 Nonstatutory Stock Option Plan for CCB Savings Bank of Lenoir, Inc., SSB (incorporated by reference to Exhibit 99 of CCB's Registration Statement No. 33-53599 on Form S-8), as amended by Amendment No. 1 to the 1993 Nonstatutory Stock Option Plan for CCB Savings Bank of Lenoir, Inc., SSB (incorporated by reference to Exhibit 10(G) of CCB's Annual Report on Form 10-K for the year ended December 31, 1993)

      4.7 1993 Nonstatutory Stock Option Plan for Graham Savings Bank, Inc., SSB (incorporated by reference to Exhibit 99 to CCB's Registration Statement No. 33-53595 on Form S-8)

      4.8 Security Capital Bancorp Omnibus Stock Ownership and Long Term Incentive Plan (incorporated by reference to Exhibit 99 to CCB's Registration Statement No. 33-61791 on Form S-8)

      4.9           Long-Term Incentive Plan (incorporated by reference to
                    Exhibit 99 to CCB's Registration Statement No. 33-54645 on Form S-8)

      4.10 American Federal Bank, FSB Amended and Restated 1988 Stock Option and Incentive Plan (incorporated by reference to Exhibit 99 of CCB's Registration Statement No. 333-34207 on Form S-8)

      4.11 Stone Street Bancorp, Inc. Stock Option Plan (incorporated by reference to Exhibit 99 of CCB's Registration Statement No. 333-9158 on Form S-8)

      5            Opinion of Bass, Berry & Sims PLC

     23.1          Consent of Ernst & Young LLP

     23.2          Consent of Bass, Berry & Sims PLC (contained in Exhibit 5)

     24            Power of Attorney (included at pages II-4, II-5 and II-6)